Exhibit 99.1

NEWS RELEASE

GP Strategies Reports Second Quarter 2019 Financial Results

Columbia, MD. August 1, 2019. Global performance improvement solutions provider GP Strategies Corporation (NYSE: GPX) today reported financial results for the quarter ended June 30, 2019.
Overview:

•	Record revenue of $149.4 million for second quarter of 2019 compared to $133.7 million for second quarter of 2018

•	Record gross profit of $23.0 million for second quarter of 2019 compared to $22.6 million for second quarter of 2018

•	Diluted earnings per share of $0.19 for second quarter of 2019 compared to $0.22 per share for second quarter of 2018

•	Backlog of $330.5 million as of June 30, 2019, a 23% increase compared to $268.8 million as of June 30, 2018

“We are pleased to report both record revenue and gross profit in the second quarter, which enhances confidence in our outlook for the future,” stated Scott N. Greenberg, Chief Executive Officer of GP Strategies. "These results were achieved despite a significant decline in foreign currency exchange rates which negatively impacted our U.S. dollar reported revenue and gross profit by $2.3 million and $0.3 million, respectively, in the second quarter of 2019. With our increased backlog and significant new opportunities, we believe the positive momentum should continue.”

"Having completed six months of 2019, we continue to see our new sales structure gaining traction,” commented Adam H. Stedham, President of GP Strategies. “We are pleased that we are generating higher than anticipated revenues from our TTi business. In addition, we continue to make progress on improving TTi's profitability to align with the company's gross margins. We continue to be confident that we are on track to execute throughout the remainder of 2019."

The Company's revenue increased $15.7 million, or 12%, to $149.4 million for the second quarter of 2019 from $133.7 million in the second quarter of 2018. Revenue in the Business Transformation Services segment increased $16.7 million, or 32%, largely due to the TTi Global acquisition completed in December 2018, as well as an increase in sales training services for automotive clients. This increase was partially offset by a $1.0 million, or 1%, revenue decrease in the Workforce Excellence segment. Foreign currency exchange rate changes resulted in a $2.3 million decrease in U.S. dollar reported revenue during the second quarter of 2019, which primarily impacted the Workforce Excellence segment.

Gross profit was $23.0 million, or 15.4% of revenue, for second quarter of 2019 compared to $22.6 million, or 16.9% of revenue, for second quarter of 2018. Gross profit increased $0.4 million during the second quarter due to increased revenues, but was offset by a $1.2 million decrease in gross profit from a software license sale in the Energy business in the second quarter of 2018 which did not recur in 2019.

Operating income increased $0.4 million to $6.1 million for the second quarter of 2019 from $5.7 million for the second quarter of 2018. The increase in operating income is primarily due to a $0.4 million increase in gross profit and a $2.3 million decrease in restructuring charges, partially offset by a $1.3 million increase in general and administrative expenses (primarily due to a $1.5 million increase in G&A expense in the acquired TTi business, offset by a net $0.2 million decrease in various other expenses), a $0.8 million increase in sales and marketing expenses, and a $0.3 million decrease in the gain on change in fair value of contingent consideration.

Interest expense increased to $1.7 million for the second quarter of 2019 compared to negative $0.2 million for the second quarter of 2018. The increase is due to an increase in interest rates and borrowings under the Company's credit agreement, as well as a $1.0 million non-recurring reversal of an interest accrual associated with unremitted value-added tax during the second quarter of 2018. Other income increased $1.1 million during the second quarter of 2019 primarily due to a decrease in foreign currency losses during the second quarter. Income tax expense was $1.3 million, or a 28.8% effective tax rate, for the second quarter of 2019 compared to $1.3 million, or a 27.1% effective tax rate, for the second quarter of 2018. Net income was $3.2 million, or $0.19 per share, for the second quarter of 2019 compared to $3.6 million, or $0.22 per share, for the second quarter of 2018.

Balance Sheet and Cash Flow Highlights
As of June 30, 2019, the Company had cash of $6.1 million compared to $13.4 million as of December 31, 2018. The Company had $119.7 million of long-term debt outstanding and $14.2 million of available borrowings as of June 30, 2019 under its $200 million revolving credit facility. As of July 29, 2019, the Company had cash of $15.7 million.

Cash used in operating activities was $6.3 million for the six months ended June 30, 2019 compared to cash provided by operating activities of $7.1 million for the same period in 2018. The decrease in cash flow from operations is primarily due to lower net income and a decrease in working capital compared to the prior year.

Investor Call
The Company has scheduled an investor conference call and webcast for 10:00 a.m. Eastern Time on August 1, 2019. Prepared remarks regarding the company’s financial and operational results will be followed by a question and answer period with GP Strategies’ executive management team. The conference call may be accessed via webcast at: https://services.choruscall.com/links/gpx190801.html or by calling +1 (833) 535-2204 within the US, or +(412) 902-6747 internationally, and requesting the “GP Strategies Conference.” The presentation slides broadcast via the webcast will also be available on the Investors section of GP Strategies’ website the morning of the call. Participants must be logged in via telephone to submit a question to management during the call. Participants may optionally pre-register for the webcast at http://dpregister.com/10133987.

The webcast will be archived on the Investors section of GP Strategies’ website and will remain available for 90 days. Alternatively, a telephonic replay of the conference call will be available for one week and may be accessed by dialing +1 (877) 344-7529 in the US, or +1 (412) 317-0088 internationally, and requesting conference number 10133987.
Presentation of Non-GAAP Information
This press release contains non-GAAP financial measures, including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization), Adjusted Earnings per Diluted Share (Adjusted EPS), backlog, and free cash flow (cash flow from operating activities less capital expenditures). The Company believes these non-GAAP financial measures are useful to investors in evaluating the Company’s results. These measures should be considered in addition to, and not as a replacement for, or superior to, either net income, as an indicator of the Company’s operating performance, or cash flow, as a measure of the Company’s liquidity. In addition, because these measures may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of Adjusted EBITDA and Adjusted EPS to the most comparable GAAP equivalents, see the Non-GAAP Reconciliations, along with related footnotes, below.

About GP Strategies
GP Strategies Corporation (NYSE: GPX) is a global performance improvement solutions provider of sales and technical training, digital learning solutions, management consulting and engineering services. GP Strategies’ solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting and business improvement services, customized to meet the specific needs of its clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information may be found at www.gpstrategies.com.

Forward-Looking Statements
We make statements in this press release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TABLES FOLLOW

GP STRATEGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Quarters ended		Six months ended
	June 30,		June 30,

	2019	2018	2019	2018

Revenue	$149,413	$133,691	$288,886	$258,723
Cost of revenue	126,454	111,118	244,649	218,471
Gross profit	22,959	22,573	44,237	40,252
General and administrative expenses	15,402	14,121	31,529	27,980
Sales and marketing expenses	1,906	1,106	3,895	1,831
Restructuring charges	182	2,495	1,301	2,930
Gain on change in fair value of contingent consideration, net	627	894	677	3,446
Operating income	6,096	5,745	8,189	10,957
Interest expense	1,679	(150)	3,277	536
Other income (expense)	102	(988)	88	(1,152)
Income before income tax expense	4,519	4,907	5,000	9,269
Income tax expense	1,300	1,332	1,447	3,062
Net income	$3,219	$3,575	$3,553	$6,207

Basic weighted average shares outstanding	16,747	16,510	16,710	16,565
Diluted weighted average shares outstanding	16,780	16,601	16,741	16,657
Per common share data:
Basic earnings per share	$0.19	$0.22	$0.21	$0.37
Diluted earnings per share	$0.19	$0.22	$0.21	$0.37

Other data:
Adjusted EBITDA(1)	$10,435	$12,072	$19,206	$20,214
Adjusted EPS (1)	$0.22	$0.35	$0.37	$0.50

(1)
The terms Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures that the Company believes are useful to investors in evaluating its results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the Non-GAAP Reconciliation, along with related footnotes, below.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Quarters ended		Six months ended
	June 30,		June 30,

	2019	2018	2019	2018
Revenue by segment (2):
Workforce Excellence	$81,059	$82,082	$160,509	$158,528
Business Transformation Services	68,354	51,609	128,377	100,195
Total revenue	$149,413	$133,691	$288,886	$258,723

Gross profit by segment (2):
Workforce Excellence	$13,393	$14,927	$26,802	$26,282
Business Transformation Services	9,566	7,646	17,435	13,970
Total gross profit	$22,959	$22,573	$44,237	$40,252

Supplemental Cash Flow Information:
Net cash (used in) provided by operating activities	$(3,698)	$(2,281)	$(6,303)	7,125
Capital expenditures	(485)	(1,144)	(1,027)	(1,514)
Free cash flow	$(4,183)	$(3,425)	$(7,330)	5,611

(2)
As of June 30, 2019, we operated through two reportable business segments: (i) Workforce Excellence and (ii) Business Transformation Services. Effective July 1, 2018, we transferred the management responsibility of certain business units between the two operating segments primarily to consolidate our non-technical content design and development businesses into one global digital learning strategies and solutions service line. We have reclassified the segment financial information herein for the prior year periods to reflect the changes in our segments and conform to the current year's presentation.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliation – Adjusted EBITDA (3)
(In thousands)
(Unaudited)

	Quarters ended		Six months ended
	June 30,		June 30,

	2019	2018	2019	2018
Net income	$3,219	$3,575	$3,553	$6,207
Interest expense	1,679	(150)	3,277	536
Income tax expense	1,300	1,332	1,447	3,062
Depreciation and amortization	2,316	1,919	4,657	3,761
EBITDA	8,514	6,676	12,934	13,566
Adjustments:
Non-cash stock compensation expense	1,330	1,125	2,419	$2,534
Restructuring charges	182	2,495	1,301	$2,930
Severance expense	—	—	1,011	—
Gain on change in fair value of contingent consideration, net	(627)	(894)	(677)	(3,446)
ERP implementation costs	464	1,206	1,148	$2,610
Foreign currency transaction losses	207	1,160	552	$1,417
Legal acquisition and transaction costs	365	304	518	603
Adjusted EBITDA	$10,435	$12,072	$19,206	$20,214

(3)
Adjusted earnings before interest, income taxes, depreciation and amortization (Adjusted EBITDA) is a widely used non-GAAP financial measure of operating performance. It is presented as supplemental information that the Company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. Adjusted EBITDA is calculated by adding back to net income interest expense, income tax expense, depreciation and amortization, non-cash stock compensation expense, gain or loss on the change in fair value of contingent consideration and other unusual or infrequently occurring items. For the periods presented, these other items are restructuring charges, severance expense, ERP implementation costs, foreign currency transaction losses and legal acquisition costs. We added legal acquisition costs as an adjustment in the Adjusted EBITDA calculation during the third quarter of 2018 as these costs became significant based on increased acquisition activity during 2018 and we believe it will assist investors in better understanding our results as these acquisition-related expenses are likely to vary significantly from period-to-period based on the size, number and complexity and timing of our acquisitions. Adjusted EBITDA should not be considered as a substitute either for net income, as an indicator of the Company’s operating performance, or for cash flow, as a measure of the Company’s liquidity. In addition, because Adjusted EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliation – Adjusted EPS (4)
(Unaudited)

	Quarter ended		Six months ended
	June 30,		June 30,

	2019	2018	2019	2018
Diluted earnings per share	$0.19	$0.22	$0.21	$0.37
Restructuring charges	0.01	0.11	0.06	0.13
Severance expense	—	—	0.04	—
Gain on change in fair value of contingent consideration, net	(0.03)	(0.04)	(0.03)	(0.15)
ERP implementation costs	0.02	0.05	0.05	0.11
Foreign currency transaction losses	0.01	0.05	0.02	0.06
Legal acquisition and transaction costs	0.02	0.01	0.02	0.03
Reversal of contingent interest	—	(0.05)	—	(0.05)
Adjusted EPS	$0.22	$0.35	$0.37	$0.50

(4)
Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, is defined as earnings per diluted share excluding the gain or loss on the change in fair value of acquisition-related contingent consideration and special charges, such as restructuring, and other unusual or infrequently occurring items of income or expense. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this non-GAAP financial measure, which excludes the gain or loss on the change in fair value of acquisition-related contingent consideration and other special charges, when considered together with our GAAP financial results, provides management and investors with an additional understanding of our business operating results, including underlying trends.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2019	2018
	(Unaudited)
Current assets:
Cash and cash equivalents	$6,111	$13,417
Accounts and other receivables	119,008	107,673
Unbilled revenue	72,376	80,764
Prepaid expenses and other current assets	21,042	19,048
Total current assets	218,537	220,902
Property, plant and equipment, net	5,720	5,859
Operating lease right-of-use assets	28,867	—
Goodwill and other intangible assets, net	196,010	197,057
Other assets	12,121	10,920
Total assets	$461,255	$434,738

Current liabilities:
Accounts payable and accrued expenses	80,117	93,254
Deferred revenue	23,812	23,704
Current portion of operating lease liabilities	9,078	—
Total current liabilities	113,007	116,958
Long-term debt	119,650	116,500
Long-term portion of operating lease liabilities	23,415	—
Other noncurrent liabilities	11,419	14,711
Total liabilities	267,491	248,169
Total stockholders’ equity	193,764	186,569
Total liabilities and stockholders’ equity	$461,255	$434,738

© 2019 GP Strategies Corporation. All rights reserved. GP Strategies and the GP Strategies logo design are trademarks of GP Strategies Corporation.

# # # #

C O N T A C T S:

Scott N. Greenberg	Michael R. Dugan	Ann M. Blank
Chief Executive Officer	Chief Financial Officer	Investor Relations
443-367-9640	443-367-9627	443-367-9925